                                                              EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of BANC ONE CORPORATION on Form S-3 of our report dated February 21, 1995 on our audits of the consolidated financial statements of BANC ONE CORPORATION as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, included in BANC ONE CORPORATION'S Annual Report on Form
10-K for the year ended December 31, 1994. We also consent to the reference to our Firm under the caption "EXPERTS" in said Registration Statement.


                                              /s/ COOPERS & LYBRAND L.L.P.
                                              ----------------------------
                                                  COOPERS & LYBRAND L.L.P.


Columbus, Ohio

July 7, 1995